UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2008

SPORTS SUPPLEMENT ACQUISITION GROUP INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-150820
(State or other jurisdiction of incorporation)	(Commission File No.)

34 Hampton Road, Town Moor
Doncaster, South Yorkshire
England DN2 5DG
(Address of principal executive offices and Zip Code)

011 44 845 280 6186
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION

     On December 4, 2008, we amended our articles of incorporation and changed our name to Sports Supplement Acquisition Group Inc. On the same date we reverse split our shares of common stock on the basis of 1 for 8 both events in anticipation of consummating a transaction with Sports Supplement Acquisition Group, Inc., a Delaware corporation.

ITEM 7.01      REGULATION FD DISCLOSURE

     On December 16, 2008, we announced today that we signed a Letter of Intent (the “LOI”) to acquire Sports Supplement Acquisition Group, Inc. (SSAG), a Delaware corporation focused on the production and distribution of innovative sports supplement technology.

ITEM 8.01      OTHER EVENTS

     On December 1, 2008, we entered into a non-binding letter of intent with Sports Supplement Acquisition Group, Inc., a Delaware corporation, to acquire all of its issued and outstanding shares of common stock in consideration of 15,750,000 post-reverse shares of common stock. On December 4, 2008, we reverse split our shares of common stock on the basis of 1 for 8. In addition, we will retain Windfall Communications, LLC for investor and public relations services for a minimum of 12 months at a fee of $5,000.00 per month. Sports Supplement Acquisition Group, Inc., is engaged in the business of production and distribution of innovative sports supplement technology.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description

3.1	Amended Articles of Incorporation
3.2	Certificate of Change Pursuant to NRS 78.209
99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 16th day of December, 2008.

CYNERGI HOLDINGS INC.

BY: IAN SPOWART
Ian Spowart, President, Principal Executive
Officer, Principal Financial Officer, Principal
Accounting Officer, Treasurer and sole
member of the Board of Directors.